Exhibit 10.4

BAR HARBOR BANKSHARES AND SUBSIDIARIES

EQUITY INCENTIVE PLAN OF 2015

RESTRICTED STOCK AND

PERFORMANCE-BASED RESTRICTED STOCK UNIT

AGREEMENT

COVER SHEET

Bar Harbor Bankshares and Subsidiaries (collectively, the “Company”) hereby grants Restricted Stock and Performance-Based Restricted Stock Units (together, the “Incentive Awards”) relating to shares of its common stock, par value $2.00 per share (the “Stock”), to the individual named below as the Participant, subject to the terms and conditions set forth in this cover sheet and in the attachment (together the “Agreement”) and in the Company’s Equity Incentive Plan of 2015 (as amended from time to time, the “Plan”).

Grant Date:

Name of Participant:

Number of Shares of Restricted Stock Covered by Award:

Purchase Price per Share of Restricted Stock:	$2.00

Vesting Schedule for Shares of Restricted Stock:

Target Number of Performance-Based Restricted Stock Units Subject to Award:

Maximum Number of Performance-Based Restricted Stock Units Subject to Award:

Achievement Period for Performance-Based Restricted Stock Units:

Performance Period for Performance-Based Restricted Stock Units:

By your signature below, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which has been made available to you. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)

Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

Attachment

This is not a stock certificate or a negotiable instrument.

BAR HARBOR BANKSHARES AND SUBSIDIARIES

EQUITY INCENTIVE PLAN OF 2015

RESTRICTED STOCK AND

PERFORMANCE-BASED RESTRICTED STOCK UNIT

AGREEMENT

Restricted Stock and Performance-Based Restricted Stock Units	This Agreement consists of an Award of shares of Restricted Stock in the number set forth on the cover sheet and subject to the terms and conditions set forth in the Agreement, in the Plan, and on the cover sheet (the “Restricted Stock”), and an Award of Performance-Based Restricted Stock Units, in the number set forth on the cover sheet and subject to the terms and conditions set forth in the Agreement, in the Plan, and on the cover sheet (the “Performance Units”). The Restricted Stock and the Performance Units are referred to together as the “Incentive Awards.” The Purchase Price per share of Restricted Stock is deemed paid by your prior and/or future Continuous Service to the Company. It is intended that the Award of Performance Units meet the requirements of Code Section 162(m) for deductibility as performance-based compensation to the extent applicable and will be considered a separate Award from that of the Restricted Stock for such purpose.

Number and Vesting of Restricted Stock	Your right to the Restricted Stock vests as set forth in the Vesting Schedule on the cover sheet, subject to your Continuous Service through the applicable vesting date(s), except as provided in this Agreement; provided, however, that for purposes of vesting, fractional number of shares of Restricted Stock shall be rounded down to the nearest whole number. You cannot vest in more than the number of shares of Restricted Stock covered by this Award. No additional shares of Restricted Stock will vest after your Continuous Service has terminated for any reason, except as provided below.

Number and Vesting of Performance Units

The Performance Units are subject to the time-based vesting conditions and to the achievement of the performance factors described in Exhibit A to this Agreement (the “Performance Factors”). Following the end of the Performance Period, as set forth on the cover sheet, the Committee will determine the level of achievement of the Performance Factors and will determine the number of Performance Units you will actually receive based on such achievement (which may be equal to all or a portion, including none, of the Maximum Number of Performance-Based Restricted Stock Units set forth on the cover sheet) (the “Actual Performance Award”).

Your Actual Performance Award of Performance Units will be subject to forfeiture if your Continuous Service terminates prior to the “Actual Performance Award Vesting Date” set forth in Exhibit A to this Agreement, except as provided in this Agreement.

Delivery of Stock Pursuant to Vested Incentive Awards	Your vested Incentive Awards (including your vested Restricted Stock and Actual Performance Award) will not be settled in cash. Shares of Stock underlying the vested Incentive Awards will be delivered to you by the Company as soon as practicable following the applicable vesting date, but in no event later than March 15th of the calendar year following the applicable vesting date.

Evidence of Issuance

The Company will issue your Incentive Awards in the name set forth on the cover sheet.

The issuance of the shares of Stock with respect to the grant of Incentive Awards evidenced by this Agreement shall be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry, registration, or issuance of one or more Stock certificates, with any unvested shares bearing the appropriate restrictions imposed by this Agreement. As your interest in the shares of Stock under the grant of Incentive Awards vests, the recordation of the number of shares attributable to you will be appropriately modified if necessary. You will have no further rights with regard to Incentive Awards once the shares of Stock related to such Incentive Awards have been issued.

If and to the extent that the shares of Stock under the grant of Restricted Stock are represented by Stock certificates rather than book entry, all such certificates shall bear the following legend, which shall be removed if and when the Restricted Stock vests:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS, AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE BAR HARBOR BANKSHARES AND SUBSIDIARIES EQUITY INCENTIVE PLAN OF 2015 AND AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND BAR HARBOR BANKSHARES OR ITS AFFILIATES. A COPY OF THE PLAN AND AGREEMENT ARE ON FILE IN THE OFFICE OF THE CLERK OF BAR HARBOR BANKSHARES.”

To the extent the shares of Restricted Stock are represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.

Transferability

The Incentive Awards may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Incentive Awards be made subject to execution, attachment, or similar process. If you attempt to do any of these things, you will immediately and automatically forfeit your Incentive Awards.

After vesting of the Incentive Awards, the shares of Stock issued may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the shares of Stock be made subject to execution, attachment, or similar process, (i) in the case of shares of Stock awarded pursuant to the vesting of Restricted Stock, until the first (1st) anniversary of the applicable vesting date and (ii) in the case shares of Stock awarded pursuant to an Actual Performance Award, until the third (3rd) anniversary of the applicable vesting date.

Vesting and Delivery upon Termination of Restricted Stock

Death/Disability/Retirement. If your Continuous Service terminates prior to vesting of your Restricted Stock because of your death, Disability, or Retirement (as defined below), a pro rata portion of the unvested shares underlying your Restricted Stock shall vest on the next scheduled vesting date based on your Continuous Service up to the effective date of your termination. Shares underlying the Restricted Stock will be delivered on the delivery date specified under the “Delivery of Stock Pursuant to Vested Incentive Awards” heading above.

Other Termination of Continuous Service. If you incur a termination of Continuous Service for any reason other than those specified above, whether voluntary or involuntary and prior to a Change in Control, you will forfeit all rights to the shares of Restricted Stock that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

Vesting and Delivery upon Termination of Performance Units

Death/Disability/Retirement. If your Continuous Service terminates prior to vesting of your Performance Units because of your death, Disability, or Retirement (as defined below), a pro rata portion of the unvested shares underlying your Actual Performance Award shall vest based on attainment of the Performance Factors and based on your Continuous Service up to the effective date of your termination. Shares underlying the Actual Performance Award will be delivered on the delivery date specified under the “Delivery of Stock Pursuant to Vested Incentive Awards” heading above.

Other Termination of Employment. If you incur a termination of Continuous Service for any reason other than those specified above, whether voluntary or involuntary and prior to a Change in Control, you will forfeit all rights to the Performance Units that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

Definition of Retirement	For purposes of this Agreement, “Retirement” means either (i) attainment of age sixty-five (65) or (ii) attainment of age sixty (60) and ten (10) years of Continuous Service.

Leaves of Absence	For purposes of this Agreement, your Continuous Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your Continuous Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Committee determines, in its sole discretion, which leaves count for this purpose and when your Continuous Service terminates for all purposes under the Plan.

Change in Control

Restricted Stock. In the event your Continuous Service terminates without Cause (other than as a result of Disability) or for Good Reason, in each case in anticipation of or after a Change in Control, the unvested shares underlying your Restricted Stock (i) shall vest in full as of the later of (a) a date prior to the consummation of the Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, as of the date that is five (5) days prior to the consummation of the Change in Control) and (b) the date of your termination of Continuous Service and (ii) shall not be subject to the one (1)-year holding requirement specified under the “Transferability” heading above. Your termination of Continuous Service shall be deemed to be in anticipation of a Change in Control if it occurs within the twelve (12)-month period prior to the occurrence of the Change in Control.

Performance Units. In the event your Continuous Service terminates without Cause (other than as a result of Disability) or for Good Reason, in each case in anticipation of or after a Change in Control, the unvested shares underlying the Target Award of Performance Units (i) shall vest in full as of the later of (a) a date prior to the consummation of the Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, as of the date that is five (5) days prior to the consummation of the Change in Control) and (b) the date of your termination of Continuous Service and (ii) shall not be subject to the three (3)-year holding requirement specified under the “Transferability” heading above. Your termination of Continuous Service shall be deemed to be in anticipation of a Change in Control if it occurs within the twelve (12)-month period prior to the occurrence of the Change in Control.

Withholding Taxes	You agree as a condition of these Awards that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the receipt of, vesting of, or otherwise with respect to the Incentive Awards. In the event that the Company determines that any federal, state, or local tax or withholding payment is required relating to the Incentive Awards, in addition to the Company’s right to withhold any compensation paid to you by the Company, you may also satisfy the withholding obligations by (i) tendering a cash payment or (ii) delivering owned and unencumbered shares of Stock to the Company.

Section 83(b) Election	Under Section 83 of the Code, the difference between the purchase price paid for the shares of Restricted Stock and their Fair Market Value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Restricted

Stock described herein. You may elect to be taxed at the time the shares of Restricted Stock are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the Fair Market Value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the Fair Market Value of the shares on the Grant Date. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30)-day period will result in the recognition of ordinary income by you (in the event the Fair Market Value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE SECTION 83(b) ELECTION.

Retention Rights	Neither your Incentive Awards nor this Agreement gives you the right to be retained or employed by the Company (or any of its Affiliates) in any capacity. The Company (and any Affiliate) reserves the right to terminate your Continuous Service with or without notice and with or without Cause.

Stockholder Rights	You have no rights as a stockholder with respect to the shares of Stock underlying the Incentive Awards unless and until either a certificate evidencing your Stock has been issued or an appropriate book entry has been made on the Company’s books. No adjustments are made for dividends, distributions, or other rights if the applicable record date occurs before your certificate is issued (or an appropriate book entry is made), except as described in the Plan.

Adjustments	In the event of a stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or a similar change in the Stock, the number of shares covered by the Incentive Awards will be adjusted by the Committee (and rounded down to the nearest whole number) in accordance with the terms of the Plan. The Committee adjustments will be final, binding, and conclusive.

Corporate Activity	Your Incentive Awards shall be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity, consistent with Section 14 of the Plan.

Forfeiture of Rights

If you should take actions in violation or breach of, or in conflict with, any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, any confidentiality obligation with respect to the Company or any Affiliate, otherwise in competition with the Company or any Affiliate, any material Company or Affiliate policy or procedure, any other material agreement, or any other material obligation to the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your rights to the Incentive Awards, and the Incentive Awards shall immediately and automatically expire.

In addition, if you have been issued shares of Stock in settlement of any portion of the Incentive Awards during the two (2)-year period prior to your actions, you will owe the Company a cash payment (or forfeiture of shares of Stock) in an amount determined as follows: (i) for any shares of Stock that you have sold prior to receiving notice from the Company, the amount will be the proceeds received from the sale(s), and (ii) for any shares of Stock that you still own, the amount will be the number of shares of Stock owned times the Fair Market Value of the shares of Stock on the date you receive notice from the Company (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company the shares or any other shares of Stock or making a cash payment or a combination of these methods as determined by the Company in its sole discretion).

Clawback

The Incentive Awards are subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to (i) any Company “clawback” or recoupment policy or (ii) any law, rule, or regulation that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy or law, rule, or regulation.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws and you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or were grossly negligent in failing to prevent the misconduct, you will reimburse the Company the amount of any payment in settlement of the Incentive Awards earned or accrued during the twelve (12)-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Applicable Law	The laws of the State of Maine will govern all questions concerning the construction, validity, and interpretation of this Agreement, without regard to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Incentive Awards. Any prior agreements, commitments, or negotiations concerning this grant are superseded.

Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

Data Privacy	To administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting the Incentive Awards, you give explicit consent to the Company and its Affiliates to process any such personal data.

Consent to Electronic Delivery	By accepting the Incentive Awards, you consent to receive documents related to the Incentive Awards by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of Continuous Service and thereafter until you withdraw such consent in writing to the Company.

Code Section 409A

The Incentive Awards are intended to comply with Code Section 409A (“Section 409A”). To the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6)-month period immediately following your separation from service (within the meaning of Section 409A) will instead be paid on the first payroll date after the six (6)-month anniversary of your separation from service (or death, if earlier). For purposes of the Incentive Awards, a termination of Continuous Service only occurs upon an event that would be a separation from service within the meaning of Section 409A.

Neither the Company, any Affiliate, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A, and neither the Company, any Affiliate, the Board, nor the Committee will have any liability to you or other person for such tax or penalty.

By signing this Agreement, you agree to all of the terms and conditions described in this Agreement and in the Plan.

BAR HARBOR BANKSHARES AND SUBSIDIARIES

EQUITY INCENTIVE PLAN OF 2015

RESTRICTED STOCK AND

PERFORMANCE-BASED RESTRICTED STOCK UNIT

AGREEMENT

EXHIBIT A

The Performance Units will vest based on the achievement of Performance Factors to be established and tailored as of the Grant Date by the Committee based on one or more Performance Measures under the Plan and consistent with the terms of the Plan.

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address, and social security number of the undersigned:

Name:
Address:

Social Security No.:

2.	Description of property with respect to which the election is being made:

                 shares of common stock, par value $2.00 per share, of Bar Harbor Bankshares, a Maine corporation, (the “Company”).

3.	The date on which the property was transferred is 201 .

4.	The taxable year to which this election relates is calendar year 201 .

5.	Nature of restrictions to which the property is subject:

The shares of common stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $ per share, for a total of $ .

7.	The amount paid by the undersigned for the property was $ .

8.	A copy of this statement has been furnished to the Company.

Dated:             , 201

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

[1]	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.